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                                                                Exhibit 10w-1

                                FIRST AMENDMENT
                                       OF
            AMERITECH CORPORATE RESOURCE SUPPLEMENTAL PENSION TRUST
             (As Amended and Restated Effective as of May 1, 1996)



         Pursuant to the authority delegated to the undersigned by the Board of Directors of Ameritech Corporation, the Ameritech Corporate Resource Supplemental Pension Trust (As Amended and Restated Effective as of May 1, 1996) (the "Trust") is hereby amended effective as of September 15, 1997 to delete subsection 5.4 of the Trust in its entirety and to substitute the following therefor:

         "5.4 Change in Control. For purposes of the Trust, the term `Change in Control' means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

         (a) any 'person' (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this subparagraph (a) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock; or

         (b) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this subparagraph (b) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock ; or

         (c) during any period of 12 consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for
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                election by the Company's stockholders was approved by a vote of at least 80% of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (d) the stockholders of the Company approve a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other company other than:

                (i) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 55% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

                (ii) a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least a majority of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of subparagraph (d) above, the phrase `surviving entity' shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase `directors of the Company who were directors immediately prior thereto' shall not include (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (a) or subparagraph (d) above, or
(B) any director who was not a director at the beginning of the 12-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors who were directors before the beginning of such period. The Secretary of the Company shall promptly notify the Trustee of the occurrence of a Change in Control."



Dated:  July 13, 1998                          By: /s/ Walter M. Oliver
                                                   --------------------
                                                        Walter M. Oliver
                                                        Senior Vice President
                                                        Human Resources



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